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                                                                   EXHIBIT 10.23

                     ADMINISTRATIVE SERVICES AGREEMENT

     THIS AGREEMENT is effective as of the 1st day of July, 1996, by and between United States Satellite Broadcasting Company, Inc., a Minnesota corporation ("USSB"), and Hubbard Broadcasting, Inc., a Minnesota corporation ("HBI").

     WITNESSETH:

     WHEREAS, USSB, pursuant to licenses issued by the Federal Communications Commission, operates a high-power direct broadcast satellite business; and

     WHEREAS, USSB's business continues to develop rapidly and the company desires to obtain additional management assistance in order to manage effectively its growth and take advantage of its marketplace opportunities; and

     WHEREAS, HBI has the experience, facilities and personnel to provide management services on a contract fee basis to USSB; and

     WHEREAS, USSB desires to engage HBI to provide management services to it, and HBI desires to provide such services;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained herein, the parties hereto agree as follows:

     1. MANAGEMENT SERVICES. HBI shall, during the term of this Agreement, provide to USSB the following services, and all other services incident thereof:

          A. Assist USSB's management in performing general management activities (including, but not limited to, finance, legal, human services, information services and risk management services) and carrying out the day-to-day management of USSB's operations;

          B.   Assist in performing strategic and budgetary planning;

          C.   Assist in preparing necessary federal and state tax returns;

          D. Assist in obtaining financing for the company and in managing relations with lenders and shareholders;

          E. Assist in obtaining and maintaining all necessary licenses and representing the company before appropriate regulatory and legislative bodies;

          F.   Provide personnel, as needed, to carry out the foregoing.

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          All of the foregoing services shall be performed under and subject to the direction of USSB's Board of Directors.

     2.   TERM.

          A. Subject to Section 2.B hereof, the term of this Agreement shall be for one (1) year and shall terminate at 11:59 p.m. on the 30th day of June, 1997; provided that USSB, at its sole option, shall have the right to renew the Agreement on reasonable terms and conditions to be negotiated, but subject to the provisions of Section 3 hereof.

          B. Notwithstanding the provisions of Section 2.A hereof, this Agreement may be terminated at any time by the affirmative vote of shareholders of USSB holding shares representing at least 75% of the voting power of the outstanding shares of USSB's capital stock.

     3. COMPENSATION. For all services provided hereunder, HBI shall receive an annual administrative service fee (the "Administrative Services Fee"). The Annual Administrative Services Fee shall be accrued in equal monthly installments. For Fiscal Year 1997 the budgeted Annual Administrative Services Fee shall be $994,977.00. Any upward increase in the Annual Administrative Services Fee for Fiscal Year 1997 must be approved by the USSB Board of Directors after recommendation by a committee of the Board comprised of directors who are not affiliated with HBI or employed by USSB other than as directors (the "Audit Committee"). The Audit Committee may request the assistance of USSB's independent auditors in determining the reasonableness of any proposed changes. If USSB renews this Agreement, for Fiscal Year 1998, the Annual Administrative Services Fee shall be approved by the USSB Board of Directors after recommendation by the Audit Committee, which may seek the assistance of USSB's independent auditors concerning the reasonableness of the proposed Annual Administrative Services Fee.

     4. REASONABLE EFFORTS. HBI will use its reasonable efforts to promote and develop the business of USSB. The parties acknowledge that HBI is engaged in other businesses and agree that HBI shall devote such time and attention to its other businesses as it, in its sole discretion, deems necessary.

     5. BOOKS AND RECORDS. HBI shall assist USSB to continue to maintain a complete and accurate set of books and records for USSB and cause the preparation of annual financial statements in accordance with general accepted accounting principles, applied on a basis consistent with prior years.

     6. LIMITATION OF LIABILITY. HBI shall not be liable to USSB for any claim, damage, injury, loss, expense or liability, arising out of or in connection with the operation and management of the business of USSB, or any omission to act in connection therewith, unless such act or omission is the result of HBI's willful misconduct. In no event shall HBI be liable for any indirect, special, general, incidental or consequential damages, including, without limitation, loss of profits or revenues, suffered or incurred by USSB or any other person, whether in contract, in tort or otherwise, upon any claim arising out of or related to the services furnished by HBI under this Agreement, even if HBI has been advised of the possibility of such loss or


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damage.  Further, the liability of HBI for any claim arising out of this
Agreement, or the services provided by HBI, under this Agreement, shall be absolutely limited to the aggregate amount paid by USSB to HBI under this Agreement.

     7. INDEMNIFICATION. USSB hereby indemnifies and holds HBI harmless from any and all claims, damages, injuries, losses, expenses, liabilities, actions or causes of actions, including, without limitation, reasonable attorney's fees incident to any of the foregoing, resulting from or arising out of the conduct and operation of USSB's DBS broadcast business, unless such claim, damage, injury, loss, expense, liability, action or cause of action arises out of or is due to HBI's willful misconduct.

     8. ASSIGNMENT. This Agreement may not be assigned by either party without the prior consent of the other.

     9.   GENERAL PROVISIONS.

          A. This Agreement supersedes any and all prior agreements, understandings and writings between the parties concerning the subject matter hereof. It may be amended only by a writing executed by both parties.

          B. This Agreement shall be governed and construed in accordance with the laws of the State of Minnesota.

          C. The titles of sections are for convenience only and shall not be construed as a part of this Agreement.

          D. All notices, requests and demands, other than routine operational communications under this Agreement, shall be in writing and shall be deemed to have been given when deposited in the United States mail, registered or certified, postage prepaid and addressed to the other party at its principal place of business or by personal delivery. Notice of changes of address, if any, shall be given in like manner.

          E. The parties agree that, for purposes of this Agreement, HBI is an independent contractor and is not a partner, joint venturer or employee of USSB.

          F. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any term, covenant or condition or of any breach of any term, covenant or condition under this Agreement, whether by conduct or otherwise, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant or condition of this Agreement.

          G. This Agreement shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, but may not be assigned, as noted above, without the prior written consent of the other party.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective the day and year first above written.


                                        UNITED STATES SATELLITE
                                        BROADCASTING COMPANY, INC.


                                        By:  /s/ Stanley E. Hubbard
                                             -----------------------------------
                                             Stanley E. Hubbard
                                        Its: President
                                             -----------------------------------


                                        HUBBARD BROADCASTING, INC.


                                        By:  /s/ Gerald D. Deeney
                                             -----------------------------------
                                             Gerald D. Deeney
                                        Its: Vice President/Treasurer



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